UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2020

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36492	88-0422242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 S. 4th Street
Neodesha, Kansas	66757
(Address of Principal Executive Offices)	(Zip Code)

620-325-6363
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of Material Definitive Agreement.

On December 27, 2018, AgEagle Aerial Systems Inc. (the “Company”), entered into a Securities Purchase Agreement with Alpha Capital Anstalt (“Alpha”), pursuant to which the Company issued and sold 2,000 shares of Series D 8% Preferred Stock (the “Original Series D Preferred Stock”) to Alpha (the “Purchase Agreement”). The Original Series D Preferred Stock (i) is non-convertible, (ii) provided for an 8% annual dividend, and (iii) is subject to optional redemption by the Company.

On June 5, 2020, the Company and Alpha entered into a letter agreement whereby they agreed to amend the Original Series D Preferred Stock, as described below in Item 5.03, and to terminate the Purchase Agreement. Alpha is a current holder of less than 10% of the Company’s issued and outstanding common stock, and has no material relationship with the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change In Fiscal Year.

On December 26, 2018, the Corporation filed a Certificate of Designation For Nevada Profit Corporations for the Original Series D Preferred Stock, with the Secretary of State of the State of Nevada (the “Original Series D Preferred Stock Certificate of Designation”).

On June 5, 2020, the Board of Directors of the Company approved an amendment to the Original Series D Preferred Stock Certificate of Designation to, among other things, (i) provide for the ability of the Holder to convert the Original Series D, including all accrued, but unpaid dividends on the Original Series D, into shares of common stock, par value $0.001 per share of the Company, (ii) set a conversion price at $0.54 per share (subject to customary adjustments), and (iii) increase the stated value of the Original Series D from $1,000 to $1,116.67. The Amended and Restated Certificate of Designation of the Series D Preferred Stock was filed with the Secretary of the State of Nevada effective as of June 8, 2020.

The holder of the Original Series D approved the amendment to the Original Series D. There is no class or series of stock which is senior to the Original Series D as to the payment of distributions upon dissolution of the Company, and therefore the approval of any other class or series of stock of the Company to the amendments to the Original Series D Preferred Stock Certificate of Designation is not required pursuant to Nevada law.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of the Series D Convertible Preferred Stock
10.1	Letter Agreement between the Company and Alpha Capital Anstalt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2020	AGEAGLE AERIAL SYSTEMS INC.

	By:	/s/ Nicole Fernandez-McGovern
	Name:	Nicole Fernandez-McGovern
	Title:	Chief Financial Officer

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